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                                                                     EXHIBIT 3.4


                          CERTIFICATE OF INCORPORATION

                                       OF

                         NINE WEST FOOTWEAR CORPORATION
                         ------------------------------

            THE UNDERSIGNED, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby execute this Certificate of Incorporation and does hereby certify as follows:

      FIRST: The name of the Corporation is:

               Nine West Footwear Corporation.

      SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of capital stock that the Corporation shall have the authority to issue is Three Thousand (3000) common shares, without par value.

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     FIFTH: The name and mailing address of the incorporator is as follows:

         David J. Sweet, Esq.
         c/o Walter, Conston, Alexander & Green, P.C.
         90 Park Avenue
         New York, New York 10016

      SIXTH: The personal liability of Directors of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permitted under Section 102(7) of the General Corporation Law of the State of Delaware.

      SEVENTH: The Corporation's Board of Directors shall have the power to adopt, amend or repeal the Corporation's By-Laws by majority vote at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting, or by written consent as provided by Section 141(f) of the General Corporation Law of the State of Delaware.

      EIGHTH: Election of Directors need not be by written ballot.

      IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed this Certificate of Incorporation this 8th day of December, 1993.

                                            /s/ David J. Sweet
                                            ------------------------------------
                                            David J. Sweet
                                            Incorporator
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                             CERTIFICATE OF MERGER

                                       OF

                       NINE WEST DISTRIBUTION CORPORATION

                                      INTO

                         NINE WEST FOOTWEAR CORPORATION

It is hereby certified that:

      1. The constituent business corporations participating in the merger herein certified are:

            (i) Nine West Distribution Corporation, which is incorporated under the laws of the State of Delaware; and

            (ii) Nine West Footwear Corporation, which is incorporated under the laws of the State of Delaware.

      2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations, in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

      3. The name of the surviving corporation in the merger herein certified is Nine West Footwear Corporation, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger, pursuant to the provisions of the General Corporation Law of the State of Delaware.

      4. The Certificate of Incorporation of Nine West Footwear Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation, until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

      5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 1129 Westchester Avenue, White Plains, New York 10604.

      6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.
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      7. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on December 31, 2001.

 Dated: December 18, 2001.

                                        NINE WEST DISTRIBUTION CORPORATION

                                        By: /s/ Beth Barban Dorfsman
                                           -------------------------------------
                                          Beth Barban Dorfsman
                                          Vice President and Assistant Secretary

Dated: December 18, 2001.

                                        NINE WEST FOOTWEAR CORPORATION

                                        By: /s/ Beth Barban Dorfsman
                                           -------------------------------------
                                          Beth Barban Dorfsman
                                          Vice President and Assistant Secretary